SYNACOR, INC.
SPECIAL PURPOSE RECRUITMENT PLAN
NOTICE OF STOCK OPTION GRANT
(EARLY EXERCISE)
You have been granted the following option to purchase shares of the common stock of Synacor, Inc. (the “Company”):

Name of Optionee:	<<Name>>
Total Number of Shares:	<<TotalShares>>
Type of Option:	<<ISO>> Incentive Stock Option
<<NSO>> Nonstatutory Stock Option
Exercise Price per Share:	$<<PricePerShare>>
Date of Grant:	<<DateGrant>>
Vesting Commencement Date:	<<VestDay>>
Date Exercisable:	This option may be exercised at any time after the Date of Grant for all or any part of the Shares subject to this option.
Vesting Schedule:
This option vests with respect to the first <<CliffPercent>>% of the shares subject to this option when you complete <<CliffPeriod>> months of continuous “Service” (as defined in the Plan) from the Vesting Commencement Date. Thereafter, this option vests with respect to an additional <<Percent>>% of the shares subject to this option when you complete each additional <<IncrementPeriod>> of continuous Service.

Expiration Date:
<<ExpDate>>. This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s Special Purpose Recruitment Plan (the “Plan”) and the Stock Option Agreement, both of which are attached to, and made a part of, this document.
You further agree to accept by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or bya third party under contract with the Company. If the Company posts these documents on a website, it will notify you by email.
You further agree to comply with the Company’s Insider Trading Policy when selling shares of the Company’s common stock.

Optionee	Synacor, Inc.
By:
Title:

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